PacBio Announces Third Quarter 2021 Financial Results

Menlo Park, Calif. – November 2, 2021 – PacBio (NASDAQ: PACB) today announced financial results for the quarter ended September 30, 2021.

Record revenue reflects 6th straight quarter of sequential growth

•	Revenue of $34.9 million, an 83% increase compared with $19.1 million in the prior year period.
•	Placed 44 Sequel II/IIe systems during the quarter compared to 20 Sequel II systems placed in the prior year quarter and 38 Sequel II/IIe systems placed in the second quarter of 2021.
•	Installed base of 326 Sequel II/IIe systems as of September 30, 2021, compared with 168 as of September 30, 2020.
•	Instrument revenue of $15.9 million, compared with $7.7 million in the prior year period.
•	Consumables revenue of $14.6 million compared with $8.0 million in the prior year period.
•	Service and other revenue of $4.4 million compared with $3.3 million in the prior year period.

Gross profit for the third quarter of 2021 was $15.4 million, representing a 117% increase compared with $7.1 million for the third quarter of 2020 and gross margin of 44% in the period compared to 37% for the third quarter of 2020. Excluding merger-related fair value inventory adjustments and amortization of intangible assets, non-GAAP gross profit for the third quarter of 2021 was $15.7 million and represented a non-GAAP gross margin of 45% in the third quarter of 2021, compared to 37% for the third quarter of 2020.

Operating expenses totaled $89.8 million for the third quarter of 2021, compared to $31.2 million for the third quarter of 2020. Excluding merger-related expenses and amortization of intangible assets, non-GAAP operating expenses totaled $59.1 million for the third quarter of 2021, compared to $31.2 million for the third quarter of 2020.  Operating expenses for the third quarter of 2021 and the third quarter of 2020 included non-cash stock-based compensation of $26.6 million and $4.3 million, respectively. Excluding merger-related expenses, operating expenses in the third quarter of 2021 included $15.1 million of non-cash stock-based compensation.

Net income for the third quarter of 2021 was $16.5 million, compared to a net loss of $23.7 million for the third quarter of 2020.  Excluding merger-related expenses, an income tax benefit resulting from the acquisitions of Omniome and Circulomics, fair value inventory adjustments, and amortization of intangible assets, non-GAAP net loss for the third quarter of 2021 was $47.2 million, compared to $23.7 million for the third quarter of 2020.

Basic and diluted net income per share for the third quarter of 2021 was $0.08 compared to net loss per share of $0.14 for the third quarter of 2020.  Non-GAAP net loss per share for the third quarter of 2021 was $0.23 compared to $0.14 for the third quarter of 2020.

Cash, cash equivalents and investments, excluding short and long-term restricted cash, at September 30, 2021, totaled $1,079.9 million, compared to $318.8 million at December 31, 2020.

Updates since our last earnings release

•

Closed previously announced acquisition of Omniome, which adds a highly differentiated short-read sequencing technology capable of delivering increased sequencing accuracy and establishes a San Diego presence

•	Completed a $300 million PIPE financing in support of Omniome acquisition from a premier syndicate of life sciences investors
•

Partnered with the European Reference Genome Atlas (ERGA) consortium to support its efforts in understanding and protecting biodiversity by generating high-quality reference genomes for European plant and animal species

•

Announced Prenetics Group Limited, a leading global genomics and diagnostic testing company, will use PacBio HiFi sequencing for its comprehensive genetic screening services outside of the United States

•	Sequel II became PacBio’s first regulatory approved instrument as Berry Genomics announced it obtained China NMPA approval for the system and related reagents

“Our focus on execution enabled us to achieve another record quarter, highlighted by Sequel II/IIe installations at an all-time high,” said Christian Henry, President and Chief Executive Officer. “We continue to build momentum, and we are just beginning to see the tangible results from our investments in the business.  With approximately 700 global employees, an expanding commercial presence, and groundbreaking short- and long-read products in development, PacBio is in prime position to deliver on its mission to enable the promise of genomics to better human health.”

Impact of COVID-19 Pandemic

Financial results for the third quarter of 2020 were negatively impacted as multiple customers postponed system deliveries, and the financial results for much of 2020 were further impacted as several customers shut down or limited operations for various periods to help curb the spread of the COVID-19 pandemic. Instrument utilization largely returned to normal by the fourth quarter of 2020, and we subsequently have not seen significant issues with deliveries or operations at customer sites.  This resulted in higher product revenues of $30.5 million for the third quarter of 2021 compared to $15.7 million for the same period of 2020. Uncertainties associated with the pandemic, including recent resurgences in infection rates, may cause further impacts to our operations and financial results.

Quarterly Conference Call Information

Management will host a quarterly conference call to discuss its third quarter ended September 30, 2021, results today at 4:30 p.m. Eastern Time. Investors may listen to the call by dialing 1.888.366.7247, or if outside the U.S., by dialing +1.707.287.9330, using Conference ID # 5129207. The call will be webcast live and will be available for replay at PacBio’s website at https://investor.pacificbiosciences.com/.

About PacBio

Pacific Biosciences of California, Inc. (NASDAQ: PACB), is empowering life scientists with highly accurate long-read sequencing. The company’s innovative instruments are based on Single Molecule, Real-Time (SMRT®) Sequencing technology, which delivers a comprehensive view of genomes, transcriptomes, and epigenomes, enabling access to the full spectrum of genetic variation in any organism. Cited in thousands of peer-reviewed publications, PacBio® sequencing systems are in use by scientists around the world to drive discovery in human biomedical research, plant and animal sciences, and microbiology.

Statement regarding use of non‐GAAP financial measures

The company reports non‐GAAP results for basic and diluted net income and loss per share, net income, net loss, gross margins, gross profit and operating expenses in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The company’s financial measures under GAAP include substantial charges such as merger related expenses, and others that are listed in the itemized reconciliations between GAAP and non‐GAAP financial measures included in this press release. The amortization of intangible assets excluded from GAAP financial measures relates to acquired intangible assets that were recorded as part of the purchase accounting this quarter. Such intangible assets contribute to revenue generation and its amortization will recur in future periods until they are fully amortized. Management has excluded the effects of these items in non‐GAAP measures to assist investors in analyzing and assessing past and future operating performance. In addition, management uses non-GAAP measures to compare our performance relative to forecasts and strategic plans and to benchmark our performance externally against competitors.

The company encourages investors to carefully consider its results under GAAP, as well as its supplemental non‐GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between GAAP and non‐GAAP results are presented in the tables of this release.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the U.S. Private Securities Litigation Reform Act of 1995, including statements relating to potential increased accuracy of short-read sequencing technology; collaboration efforts, including in connection with establishing reference genomes; potential use of PacBio products and technology by Prenetics Group Limited in its genetic screening products and services; and expectations regarding PacBio’s momentum,  potential expansion of commercial presence, capabilities and development of short- and long-read products and technology, position and ability to enable genomics and better human health, and business investments. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, changes in circumstances and other factors that are, in some cases, beyond PacBio’s control and could cause actual results to differ materially from the information expressed or implied by forward-looking statements made in this press release. Factors that could materially affect actual results can be found in PacBio’s most recent filings with the Securities and Exchange Commission, including PacBio’s most recent reports on Forms 8-K, 10-K, and 10-Q, and include those listed under the caption “Risk Factors.” PacBio undertakes no obligation to revise or update information in this press release to reflect events or circumstances in the future, even if new information becomes available.

The condensed consolidated financial statements that follow should be read in conjunction with the notes set forth in PacBio’s Quarterly Report on Form 10-Q when filed with the Securities and Exchange Commission.

Contacts

Investors:

Todd Friedman

650.521.8450

ir@pacificbiosciences.com

Media:
Kathy Lynch
pr@pacificbiosciences.com

Pacific Biosciences of California, Inc.

Unaudited Condensed Consolidated Statement of Operations

(in thousands, except per share amounts)

	Three Months Ended
	September 30, 2021	June 30, 2021	September 30, 2020
Revenue:
Product revenue	$30,502	$26,533	$15,749
Service and other revenue	4,385	4,077	3,333
Total revenue	34,887	30,610	19,082
Cost of revenue:
Cost of product revenue	15,530	13,222	9,228
Cost of service and other revenue	3,870	3,635	2,790
Amortization of intangible assets	123	—	—
Total cost of revenue	19,523	16,857	12,018
Gross profit	15,364	13,753	7,064
Operating expense:
Research and development	27,508	22,266	16,467
Sales, general and administrative	31,606	29,060	14,772
Merger-related expenses (1)	30,726	—
Total operating expense	89,840	51,326	31,239

Operating loss	(74,476)	(37,573)	(24,175)
Interest expense	(3,673)	(3,589)	—
Other income (expense), net	(133)	161	467
Loss before benefit from income taxes	(78,282)	(41,001)	(23,708)
Benefit from income taxes (2)	(94,824)	—	—
Net income (loss)	$16,542	$(41,001)	$(23,708)

Net income (loss) per share:
Basic	$0.08	$(0.21)	$(0.14)
Diluted	$0.08	$(0.21)	$(0.14)

Shares used in computing net income (loss) per share:
Basic	202,194	198,568	166,862
Diluted	215,127	198,568	166,862

__________

(1)

Merger-related expenses for the three months ended September 30, 2021 consist of $11.8 million of transaction costs arising from the acquisitions of Omniome and Circulomics and $18.9 million of stock-based compensation expense resulting from the acceleration of certain equity awards in connection with the Omniome merger.

(2)

A deferred income tax benefit of $94.8 million for the three months ended September 30, 2021, is related to the release of the valuation allowance for deferred tax assets due to the recognition of deferred tax liabilities in connection with the Omniome and Circulomics acquisitions.

Pacific Biosciences of California, Inc.

Unaudited Condensed Consolidated Statement of Operations

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue:
Product revenue	$30,502	$15,749	$82,338	$41,798
Service and other revenue	4,385	3,333	12,156	9,959
Total revenue	34,887	19,082	94,494	51,757
Cost of revenue:
Cost of product revenue	15,530	9,228	41,449	22,874
Cost of service and other revenue	3,870	2,790	10,828	7,718
Amortization of intangible assets	123	—	123	—
Total cost of revenue	19,523	12,018	52,400	30,592
Gross profit	15,364	7,064	42,094	21,165
Operating expense:
Research and development	27,508	16,467	70,323	46,727
Sales, general and administrative	31,606	14,772	86,804	54,846
Merger-related expenses (1)	30,726	—	30,726	—
Total operating expense	89,840	31,239	187,853	101,573

Operating loss	(74,476)	(24,175)	(145,759)	(80,408)
Gain (loss) from Continuation Advances from Illumina	—	—	(52,000)	34,000
Interest expense	(3,673)	—	(9,051)	(267)
Other income (expense), net	(133)	467	92	1,143
Loss before benefit from income taxes	(78,282)	(23,708)	(206,718)	(45,532)
Benefit from income taxes (2)	(94,824)	—	(94,824)	—
Net income (loss)	$16,542	$(23,708)	$(111,894)	$(45,532)

Net income (loss) per share:
Basic	$0.08	$(0.14)	$(0.56)	$(0.29)
Diluted	$0.08	$(0.14)	$(0.56)	$(0.29)

Shares used in computing net income (loss) per share:
Basic	202,194	166,862	198,545	158,195
Diluted	215,127	166,862	198,545	158,195

__________

(1)

Merger-related expenses for the three months and nine months ended September 30, 2021 consist of $11.8 million of transaction costs arising from the acquisitions of Omniome and Circulomics and $18.9 million of stock-based compensation expense resulting from the acceleration of certain equity awards in connection with the Omniome merger.

(2)

A deferred income tax benefit of $94.8 million for the three months and nine months ended September 30, 2021, is related to the release of the valuation allowance for deferred tax assets due to the recognition of deferred tax liabilities in connection with the Omniome and Circulomics acquisitions.

Pacific Biosciences of California, Inc.

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	September 30,	December 31,
	2021	2020
Assets
Cash and investments	$1,079,890	$318,814
Accounts receivable	23,946	16,837
Inventory	18,276	14,230
Prepaid and other current assets	7,193	4,870
Property and equipment, net	31,119	24,899
Operating lease right-of-use assets, net	45,862	29,951
Restricted cash	5,060	4,336
Intangible assets, net	411,206	—
Goodwill	411,533	—
Other long-term assets	70	43
Total Assets	$2,034,155	$413,980

Liabilities and Stockholders' Equity
Accounts payable	$4,960	$3,579
Accrued expenses	30,820	17,350
Deferred revenue	28,220	10,290
Operating lease liabilities	57,082	41,999
Contingent consideration liability	168,574	—
Convertible senior notes, net	895,915	—
Other liabilities	7,777	5,271
Stockholders' equity	840,807	335,491
Total Liabilities and Stockholders' Equity	$2,034,155	$413,980

Pacific Biosciences of California, Inc.

Reconciliation of Non-GAAP Financial Measures

(in thousands, except per share amounts)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2021	2021	2020	2021	2020

GAAP net income (loss)	$16,542	$(41,001)	$(23,708)	$(111,894)	$(45,532)
Merger-related expenses (1)	30,726	—	—	30,726	—
Income tax benefit resulting from acquisitions (2)	(94,824)	—	—	(94,824)	—
Fair value adjustment to Circulomics inventory at acquisition date	183	—	—	183
Amortization of intangible assets	154	—	—	154	—
Loss (gain) from Continuation Advances from Illumina	—	—	—	52,000	(34,000)
Non-GAAP net loss	$(47,219)	$(41,001)	$(23,708)	$(123,655)	$(79,532)

GAAP net income (loss) per share - diluted	$0.08	$(0.21)	$(0.14)	$(0.56)	$(0.29)
Merger-related expenses (1)	0.15	—	—	0.15	—
Income tax benefit resulting from acquisitions (2)	(0.47)	—	—	(0.48)	—
Loss (gain) from Continuation Advances from Illumina	—	—	—	0.26	(0.21)
Other adjustments and rounding differences	0.01	—	—	0.01	—
Non-GAAP net loss per share - diluted	$(0.23)	$(0.21)	$(0.14)	$(0.62)	$(0.50)

GAAP gross profit	$15,364	$13,753	$7,064	$42,094	$21,165
Fair value adjustment to Circulomics inventory at acquisition date	183	—	—	183	—
Amortization of intangible assets	123	—	—	123	—
Non-GAAP gross profit	$15,670	$13,753	$7,064	$42,400	$21,165

GAAP total operating expense	$89,840	$51,326	$31,239	$187,853	$101,573
Merger-related expenses (1)	(30,726)	—	—	(30,726)	—
Amortization of intangible assets	(31)	—	—	(31)	—
Non-GAAP total operating expense	$59,083	$51,326	$31,239	$157,096	$101,573

__________

(1)

Merger-related expenses for the three months and nine months ended September 30, 2021 consist of $11.8 million of transaction costs arising from the acquisitions of Omniome and Circulomics and $18.9 million of stock-based compensation expense resulting from the acceleration of certain equity awards in connection with the Omniome merger.

(2)

A deferred income tax benefit of $94.8 million for the three months and nine months ended September 30, 2021, is related to the release of the valuation allowance for deferred tax assets due to the recognition of deferred tax liabilities in connection with the Omniome and Circulomics acquisitions.